                                                                    Exhibit 99.1


                         SEPARATE ACCOUNT C RESOLUTION


Upon a motion duly made and seconded, the following resolution establishing Separate Account C for use with variable annuity contracts was approved:

  RESOLVED, that Standard Insurance Company, pursuant to ORS 733.220, establish a separate account designated Separate Account C (the Account) for the purpose of issuing variable annuity contracts, and into which will be allocated amounts paid to or held by Standard under such contracts, subject to the following conditions:

  That the fundamental investment policy of the Account shall be to invest or reinvest its assets in securities issued by investment companies registered under the Investment Company Act of 1940;

  That the income, gains and losses, whether or not realized, from assets allocated to the Account shall, as provided in the contracts, be credited to or charged against the Account without regard to other income, gains, or losses of Standard;

  That the Authorized Officers be, and each of them hereby is, authorized and directed to take all action necessary to execute and file with the Securities and Exchange Commission any required registration statement to register the Account as a unit investment trust under the Investment Company Act of 1940, to register the contracts and any contract amendments under the Securities Act of 1933, and to take all other actions necessary to comply with applicable federal securities laws in connection with offering the contracts for sale and operating the Account; and

  That the Chairman, President and Chief Executive Officer or the Senior Vice Presidents and the Vice President and Corporate Secretary ("Authorized Officers"), and each of them, with full power to act without the others, on behalf of and as attorneys for the Account and Standard are severally authorized and empowered to prepare, execute, and cause to be filed with the SEC on behalf of the Account and by Standard as sponsor and depositor any registration statement, notice, and amendments required to register the Account as an investment company under the Investment Company Act of 1940, and a registration statement and any amendments required to register the contracts and amendments under the Securities Act of 1933, on behalf of and as attorneys for the principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any other officer of Standard;

  That the Authorized Officers be, and each of them hereby is, authorized on behalf of the Account and Standard to take any and all action which they deem necessary or advisable to sell the contracts, including any registrations, filings and qualifications of the contracts under the insurance and securities laws of any of the states;

  That the Authorized Officers be, and each of them hereby is, authorized on behalf of the Account and Standard to execute and file irrevocable written consents to be used in states in which such consents to service of process may be required under the insurance or securities laws in connection with the registration or qualification of the Contracts, and to appoint the appropriate state official, or other persons as allowed by law, agent for the purpose of receiving and accepting process;

  That the Authorized Officers be, and each of them hereby is, authorized to establish procedures under which Standard will provide sales and administrative functions with respect to the Account and the contracts, including providing any voting rights required by federal securities laws for owners of the contracts with respect to securities owned by the Account, adding or removing underlying investment options to the Account, and permitting conversion or exchange of contract values or benefits among the various options; and

  That the Management Committee of Standard is authorized to change the name of the Account as it deems appropriate.



Standard Insurance Company
Board of Directors Minutes
August 2, 1999

September 10, 1999

I, J. Greg Ness, vice president and corporate secretary, do hereby certify that this is a true and correct copy of the August 2, 1999 minute of Standard Insurance Company regarding Separate Account C.



                                           /s/ J. Greg Ness
                                       --------------------------------------
                                       Vice President and Corporate Secretary